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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 17, 2005

                             WALTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                  001-13711           13-3429953
  (State or other jurisdiction of    (Commission          (IRS Employer
  incorporation or organization)     File Number)      Identification No.)

 4211 W. Boy Scout Boulevard, Tampa, Florida              33607
   (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (813) 871-4811

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

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ITEM 1.01   MATERIAL DEFINITIVE AGREEMENT

On February 17, 2005, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of Walter Industries, Inc. (the "Company") approved the following changes to the annual base salaries of the following Named Executive Officers, effective March 1, 2005:

                                                   Revised Base
Name and Principal Position                           Salary
------------------------------------------        --------------
William F. Ohrt,                                  $      342,789
  Executive VP and CFO
Victor P. Patrick,                                $      296,484
  Senior VP, Secretary and General Counsel
George R. Richmond,                               $      306,250
  President, Jim Walter Resources, Inc.

On February 17, 2005, the Committee also approved the financial objectives used to determine the overall 2005 incentive compensation bonus funding pools and individual incentive compensation awards that will be payable to the Company's executives under the Company's Annual Incentive Plan for Key Employees, (the "Annual Incentive Plan for Key Employees") which requires both financial and individual goals to be established annually at the beginning of the year.

The financial goals, which account for 80% of the potential incentive award, are tied to 2005 Corporate Net Income and Return on Net Asset (RONA) for corporate executives and operating income and subsidiary RONA for subsidiary executives. Each participant also has specific individual, non-financial performance objectives which account for 20% of the potential incentive award. These non-financial objectives vary among executives and are determined based on position, operating unit and areas of responsibility. The incentive formulas also provides that if earnings per share do not meet a minimum value, no bonus will be paid. Each Named Executive Officer has a bonus target expressed as a percentage of salary. Bonus targets for Named Executive Officers range from 60% to 100% of base salary, with potential incentive awards ranging from 0% to 200% of target.

On February 17, 2005, the Committee also determined the cash awards to be paid to the Named Executive Officers. A cash award of $243,750 will be paid to Larry Comegys, President, Jim Walter Homes, Inc., pursuant to the terms of his employment agreement, a copy of which is filed herewith and incorporated by reference. Cash awards to be paid to other Named Executive Officers were made pursuant to and will be paid subject to the Annual Incentive Plan for Key Employees.

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Consistent with incentive plan requirements, earnings per share and financial objectives, RONA and Net Income and Operating Income, as applicable, were evaluated as were non-financial individual performance objectives. The Incentive Plan awards for 2004 were measured against performance measures established at the beginning of the year. The cash awards to the Named Executive Officers for the Incentive Plan year 2004 are as set forth below:

Name and Principal Position                   Incentive Award
------------------------------------------    ---------------
Don DeFosset,                                 $     1,196,250
  Chairman, CEO and President
William F. Ohrt,                              $       416,566
Executive VP and CFO
Victor P. Patrick,                            $       324,473
  Senior VP, Secretary and General Counsel
George R. Richmond,                           $       360,000
  President, Jim Walter Resources, Inc.

On February 17, 2005, the Company's Board of Directors approved a change in non-employee director quarterly retainer fees. Non-employee directors of the Company will be paid retainer fees of $11,250 per quarter with the exception of Audit Committee chair who will receive $13,750 per quarter retainer fee and the Compensation and Human Resources Committee chair who will receive $12,500 per quarter.

ITEM 9.01   FINANCIAL STATEMENT AND EXHIBITS

The following exhibits are filed herewith:

10.1 Agreement dated as of December 19, 2003, between the Company and Lawrence S. Comegys

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WALTER INDUSTRIES, INC.

                                              By:     /s/ Victor P. Patrick
                                                      ---------------------
                                              Title:  Victor P. Patrick
                                                      Sr. Vice President,
                                                      General Counsel and
                                                      Secretary

Date:  February 24, 2005